Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Beverly National Corporation of our report dated March 22, 2007.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 22, 2007